Exhibit 99.1

Covetrus Announces CEO and Chairman Transition

Benjamin Shaw steps down as CEO and president and will serve as a strategic advisor to the board of Covetrus. Board chair Wolin to assume role as acting CEO and president, lead independent director Laskawy to serve as board chair.

PORTLAND, Maine, October 22, 2019 – Covetrus (NASDAQ: CVET), a global leader in animal-health technology and services, today announced that Benjamin Shaw has stepped down as the company’s president and chief executive officer and will transition to a strategic advisor to the board. Benjamin Wolin, who currently serves as the company’s chair of the board, will assume the role of acting CEO and president. Philip A. Laskawy, the board’s lead independent director, will take over as board chair.

“Covetrus offers a compelling and transformative value proposition within the global animal health market, and Benjamin Wolin, with his deep expertise in public company management in the digital healthcare, pharmacy and technology space, is the right leader to help the company successfully focus and execute on its strategy,” Laskawy said.

“We also want to take this opportunity to thank Benjamin Shaw for his contribution as a founder of Vets First Choice and Covetrus. His entrepreneurial spirit and vision helped guide the company to this moment and we look forward to working with him as a strategic advisor.”

Wolin has extensive experience with public company leadership, as well as financial and operating expertise. Previously, he was the CEO and co-founder of Everyday Health, Inc., a communications and marketing platform for consumers, doctors and healthcare companies, and a member of its board of directors for 14 years. Through his career, Wolin has demonstrated significant skill and understanding working with manufacturers, specialty products and integrating to technology and services capabilities to drive value for practitioners and manufacturers. Today, Wolin is a member of the board of directors of Diplomat Pharmacy, Inc. where he serves as lead independent director of the board, member of the audit committee and chair of the nominating and corporate governance committee. He is also chairman of the board of Rockwell Medical, Inc.

“Through innovation and execution, we will deliver on the significant opportunity provided by our unique animal-health technology and integrated supply chain platform,” Wolin said. “We are taking action to focus and execute on a strategy that will propel this exciting and innovative company into the next phase of its evolution, while providing long-term value to our employees, shareholders, customers and partners.”

About Covetrus

Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes.

We’re bringing together products, services and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine, with more than 5,500 employees, serving over 100,000 customers around the globe. Learn more at covetrus.com.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our plans, our long-term value creation and our board and other matters. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, risks associated with the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transaction on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market, the impact of Brexit, and those additional risks and factors discussed, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 29, 2019 and Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2019, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Nicholas Jansen, Investor Relations

nicholas.jansen@covetrus.com | (207) 550-8106

Kiní Schoop, Public Relations

kini.schoop@covetrus.com | (207) 550-8018